Exhibit 10.11

AGREEMENT FOR THE PURCHASE OF PARTIAL LEASEHOLDS

This Agreement for the Purchase of Partial Leaseholds (“Agreement”) made and effective this April 28, 2010, by and between Geronimo Holding Corporation (“Seller”) and American Standard Energy, Corp. (“Buyer”).

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain mineral rights leaseholds held on properties as described in EXHIBIT A: Permian Basin (San Andres/Canyon/Wolfberry) Trend including current producing wells.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.   Sale.
Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase the following partial leaseholds (the “Property”): See EXHIBIT A.

2.   Price.
Buyer shall pay Seller for the Property the sum of 4,000,000 shares in American Standard Energy Corp. Buyer shall make available immediately the right to said shares following delivery of the title to Property to Buyer as provided herein.

3.   Conditions.
The transaction represented in this Agreement shall Close on or before June 30, 2010 and is contingent upon any liens or other encumbrances on the leasehold described in Exhibit A being cleared or released by that date.

4.   Warranty.
Seller warrants that the title to the Property shall be of marketable title free of undisclosed liens, mortgages, leases, or other rights in the Property. If any of the Property sold hereunder does not conform to this limited warranty, Buyer shall notify Seller not more than five days following the end of the discovery of such violation of warranty and for any Property that does not conform to this warranty, Buyer’s sole remedy, and Seller’s sole obligation, shall be to replace the defective Property at Seller’s expense or to release the shares back to American Standard Energy Corp. EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO WARRANTY TO BUYER WITH RESPECT TO THE PROPERTY, AND BUYER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

5.   Transfer of Title.
Title to and ownership of the Property shall pass from Seller to Buyer immediately upon execution of this Agreement.

6.   Limitation of Liability.
In no event shall Seller be liable for any special, indirect, incidental or consequential damages arising out of or connected with this Agreement or the Property, regardless of whether a claim is based on contract, tort, strict liability or otherwise, nor shall Buyer’s damages exceed the amount of the purchase price of the Property.

7.   Notices.
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Seller:
Geronimo Holding Corporation
1801 West Texas Avenue
Midland, TX 79701

If to Buyer:
American Standard Energy, Corp.
60 East Rio Salado Parkway, Suite 900
Tempe, AZ 85281

8.   Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of the state of Arizona.

9.   Final Agreement.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

10.   Severability.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

11.  Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Geronimo Holding Corporation		American Standard Energy, Corp.

By:	/s/ Randall Capps	By:	/s/ Scott Feldhacker
Randall Capps President		Scott Feldhacker President

EXHIBIT “A”
To that certain Agreement for the Purchase of Partial Leaseholds dated effective April 28, 2010, by and between Geronimo Holding Corporation (“Seller”) and American Standard Energy Corp. (“Buyer”)

1.
Oil and Gas lease dated March 16, 1954, recorded in Volume 207, page 92, Oil and Gas Records of Upton county, from Henry Curtis Davies, et al, as Lessors, to the Texas Company, as Lessee, insofar as said Oil and Gas Lease covers the following described land situated in Upton County, Texas:

A.	DAVIES NO. 1 100% GWI 73.0% NRI
S/2 NE/4 of Section 16, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to a depth of 10,590 feet beneath the surface.

B.	H. C. DAVIES NO. 1 100% GWI 76.5% NRI
S/2 NW/4 of Section 16, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to a depth of 10,590 feet beneath the surface.

C.	DAVIES ESTATE NO. 1 100% GWI 73.0% NRI
SE/4 SE/4 of Section 16, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to a depth of 10,605 feet beneath the surface, and SW/4 SE/4 of Section 16, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to a depth of 8,162 feet beneath the surface.

N/2 NW/4 of Section 16, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to a depth of 10,590 feet beneath the surface. It is the intent of Assignor to reserve rights below 10,590 feet beneath the surface. THE DAVIES ESTATE NO. 2 WELL IS CURRENTLY PRODUCING BELOW 10,590’ THEREFORE ASSIGNOR IS RESERVING THE PRODUCTION FROM THIS WELL.

HBP Non-producing acreage covering SW/4, N/2 NE/4, N/2 SE/4 and SW/4 SE/4 containing 379 acres, more or less, limited from the surface down to a depth of 10,590 feet beneath the surface, however, in the event Assignor’s rights do not include such depths this depth limitation would be only down to depth currently owned by Assignor.

2.	Oil and Gas Lease dated August 2, 1984, recorded in Volume 501, page 654, Oil and Gas Records of Upton County, Texas, from Louie Robert Davis, as Lessor, to Ed A. Vogler, as Lessee;

Oil and Gas Lease dated May 2, 1984, recorded in Volume 501, page 658, Oil and Gas Records of Upton County, Texas, from First City National Bank of Midland and Mary Frances Driscoll, Co-Trustees u/w/o Robbie Davis Johnson, as Lessors, to Ed A. Vogler, as Lessee; and

Oil and Gas Lease dated August 1, 1984, recorded in Volume 501, page 661, Oil and Gas Records of Upton County, Texas, from First National Bank of Abilene, Trustee for the Lou Ann Davis Trust and the Lois Lynn Davis Trust, as Lessor, to Ed A. Vogler, as Lessee;

Insofar and only insofar as said Oil and Gas Leases cover the following described land situated in Upton County, Texas:

A.	LOUIS DAVIS NO. 1 100% GWI 74.0% NRI
S/2 SE/4 of Section 4, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to but not below the base of the Bend Formation as measured by the electric logs in the Miltex Oil Company L. Davis No. 1 Well.

B.	LOUIS DAVIS NO. 2 100% GWI 74.0% NRI
S/2 NE/4 of Section 4, Block 41, T-5-S, T&P Ry. Co. Survey, from the surface down to but not below the base of the Bend Formation as measured by the electric logs in the Miltex Oil Company L. Davis No. 2 Well.

3.
Oil and Gas Lease dated May 16, 1984, recorded in Volume 500, Page 476, Oil and Gas Records of Upton County, Texas, insofar and only insofar as said Oil and Gas Lease covers the following described land situated in Upton County, Texas:

A.	WILSON “O” NO. 1 100% GWI 73.5% NRI
SW/4 of Section 46, Block 41, T-4-S, T&P Ry. Co. Survey, Upton County, Texas, from the surface to the base of the Woodford Shale formation.

B.	WILSON “O” NO. 2 100% GWI 73.5% NRI
W/2 NW/4 of Section 46, Block 41, T-4-S, T&P Ry. Co. Survey, Upton County, Texas, from the surface to the base of the Woodford Shale formation.

End of Exhibit “A”